SECURITIES AND EXCHANGE COMMISSION

                             Washington, D. C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                       Pursuant to Section 13 or 15(d) of
                       the Securities Exchange Act of 1934

       Date of report (Date of earliest event reported): December 20, 2004

                                  ASHLAND INC.
             (Exact name of registrant as specified in its charter)

                                    Kentucky
                 (State or other jurisdiction of incorporation)

           1-2918                                           61-0122250
   (Commission File Number)                              (I.R.S. Employer
                                                        Identification No.)

50 E. RiverCenter Boulevard, Covington, Kentucky            41012-0391
     (Address of principal executive offices)               (Zip Code)

P.O.    Box 391, Covington, Kentucky                        41012-0391
       (Mailing Address)                                    (Zip Code)

        Registrant's telephone number, including area code (859) 815-3333


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[X ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 2230.425)
[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act
         (17 CFR 240.14a-12)
[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the
         Exchange Act (17 CFR 240.14d-2(b))
[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the
         Exchange Act (17 CFR 240.13e-4(c))


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Item 8.01.  Other Events

     On December 20, 2004, Ashland issued a press release announcing that the Internal Revenue Service (IRS) has now indicated that it does not intend to provide all the rulings requested by Ashland Inc. and Marathon Oil Corporation in the proposed transaction to transfer Ashland's 38-percent interest in Marathon Ashland Petroleum LLC (MAP) to Marathon.
     As previously announced in March 2004, Ashland entered into an agreement with Marathon through which Ashland would transfer its 38-percent interest in MAP to Marathon. The transaction is subject to several previously disclosed conditions, including receipt of a favorable private letter ruling from the IRS with respect to the tax treatment of the transaction. Earlier this year, Ashland submitted a request to the IRS for a private letter ruling on the tax treatment of the transaction.
     Ashland reported in its Form 10-K filing on December 14, 2004, that it had engaged in discussions with the IRS with respect to the complex tax issues related to this transaction and had not resolved all issues. At that time, Ashland reported that it could not predict whether the requested rulings would be received.
     The IRS has now indicated that it does not intend to provide all the rulings requested by Ashland and Marathon. As previously disclosed, Ashland might have incurred Section 355(e) gain on the transaction equal to the difference between the fair market value of Ashland and the tax basis of Ashland. One of the IRS rulings requested was that the tax basis in Ashland not be reduced by the assumption of contingent liabilities associated with discontinued business operations in a way that would cause additional
Section 355(e) gain to be recognized. The IRS has informed Ashland and Marathon that it intends to rule adversely on this specific tax basis issue. Under the IRS' indicated position on this issue, the basis of the Ashland shares would be reduced by the amount of such contingent liabilities in a manner that would likely create significant additional
Section 355(e) gain. Ashland believes that the IRS would grant all other requested rulings that are conditions to closing the transaction.
     Ashland and Marathon disagree with the IRS' position on the contingent liabilities issue and will attempt to further discuss this issue with the IRS. However, Ashland believes that it is unlikely that the previously announced

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transaction  will  close.  Ashland  remains  pleased  with  its ownership interest in MAP and, therefore, does not have any plans to exercise its option to put its interest in MAP to Marathon. Nonetheless, if the previously announced transaction does not close, Ashland would consider other alternatives for the transfer of its interest to Marathon. There is a substantial risk that no acceptable alternative transaction will be identified.
     A copy of the  December 20, 2004 press  release is attached  hereto as
Exhibit 99.1.

Item 9.01.  Financial Statements and Exhibits

(c)      Exhibits

99.1     Press Release dated December 20, 2004

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                                 SIGNATURES


     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                          ASHLAND INC.
                              -------------------------------------------
                                          (Registrant)



Date:  December 20, 2004                  /s/ J. Marvin Quin
                              --------------------------------------------
                              Name:     J. Marvin Quin
                              Title:    Senior Vice President and
                                        Chief Financial Officer




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                               EXHIBIT INDEX


                99.1 Press Release dated December 20, 2004



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